UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 28, 2022
Enhabit, Inc.
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41406	47-2409192
(Commission File Number)	(IRS Employer Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206
(Address of Principal Executive Offices, Including Zip Code)
(214) 239-6500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 29, 2022, Enhabit, Inc. (the “Company”) announced that Chad K. Knight, General Counsel, will be stepping down from his position effective November 4, 2022 (the “Effective Date”).
In connection with Mr. Knight’s departure, the Company and Mr. Knight entered into a separation and release agreement dated September 28, 2022 (the “Agreement”). Pursuant to the Agreement, Mr. Knight will receive (i) continued base salary for 15 months following the Effective Date and (ii) the Company’s payment of the employer portion of Mr. Knight’s health and welfare benefit premiums for a period of up to 15 months. In addition, Mr. Knight will receive a pro-rated portion of any bonus that may be paid out under the Company’s Senior Management Bonus Plan for fiscal year 2022 in the first quarter of 2023.
The Agreement includes customary release of claims and non-disparagement clauses. In addition, Mr. Knight will remain subject to the terms of his existing restrictive covenants agreement, which includes nonsolicitation and noncompete provisions for a period of 12 months from the Effective Date.
The Company thanks Mr. Knight for his service to the Company and his many valuable contributions as part of its spin-off.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.
By:	/s/ Crissy B. Carlisle
	Name:	Crissy B. Carlisle
	Title:	Chief Financial Officer
Dated: September 29, 2022